                                                                    EXHIBIT 99.1

NEWS RELEASE

                                                                  [VERIZON LOGO]


FOR IMMEDIATE RELEASE                       Contacts:
Aug. 8, 2000                                Peter Thonis
                                            212-395-2355
                                            peter.thonis@verizon.com
                                            ------------------------

                                            David Frail
                                            212-395-7726
                                            david.frail@verizon.com
                                            -----------------------

                  Verizon Communications Sets Financial Targets

                           Maintains Long-Term Targets
             For 8-10 Percent Revenue Growth, 15 Percent EPS Growth;
                    Revises 2000-2002 EPS Targets to Reflect
              Strategic Combinations and Deconsolidation of Genuity

     NEW YORK - Verizon Communications (NYSE:VZ), the national communications company formed through the merger of Bell Atlantic Corp. and GTE Corp., has revised its financial outlook in light of the impact of the merger, the deconsolidation of Genuity, Inc., the formation of Verizon Wireless and the newly announced combinations with OnePoint Communications and NorthPoint Communications.

     The company will detail its outlook, as well as second quarter earnings and its broadband combination with Northpoint, at a meeting with financial analysts today. The meeting will be audiocast, starting at 8 a.m., at www.verizon.com/invest, with slides available there as well. Second quarter results and the Northpoint combination are described in two other news releases issued this morning. The acquisition of OnePoint was announced yesterday.

     "Our merger, our wireless joint venture and our new broadband combinations have given us the best set of assets in the industry," said Verizon Chairman and CEO Charles R. Lee. "Accounting for these activities has been a complex process, but we have worked through all of

Verizon News Release, page 2



the puts and takes and established a clear baseline on which to build realistic expectations for sustainable, long-term double-digit earnings growth," Lee said.

     Verizon President and co-CEO Ivan Seidenberg said, "As our second quarter results demonstrate, we have been transforming ourselves around the markets and technologies of the future while delivering strong operating results in our core businesses and our new, high-growth opportunities. We have an excellent platform of operations on which to build customer satisfaction and shareowner value, and our new guidance will give full visibility to our results."

     Verizon is maintaining its original target for post-merger revenue growth of 8 to 10 percent a year. The company has recalibrated its 2000 earnings target to account for the impact of the following events:

     o The separation of Genuity Inc. (Nasdaq:GENU), GTE's Internetworking business. Ownership and control of Genuity were transferred to the public through an IPO in May 2000 as a condition of merger approval. Verizon retains a 9.5 percent interest and is accounting for it on the cost method. Verizon has an option to convert that interest into approximately 80 percent once the company has approvals to offer long distance over 95 percent of the access lines in the former Bell Atlantic states and is able to operate Genuity consistent with federal long distance requirements.

     o The impact of conditions for merger approval imposed by state and FCC regulators.

     o Goodwill resulting from the creation of Verizon Wireless, the company's wireless business. The contribution by Vodafone AirTouch plc of its U.S. wireless assets to the venture is accounted for as a purchase.

     o The effect on results of conforming the merging companies' accounting practices, including the effect of pension settlements.

     As a result, Verizon has established an adjusted EPS target for 2000 as $2.90-$2.94. On this 2000 base, Verizon is targeting 2001 EPS growth in the 9.5-11.5 percent range, and 12 percent-plus in 2002. This is consistent with previous guidance, taking into consideration that Genuity was expected to contribute 2 percentage points of EPS growth in 2001 and 3 percentage points in 2002. Assuming that Verizon exercises its option to recover Genuity, EPS growth in 2003 and beyond is targeted at 15 percent-plus.

     In addition, the company has announced two transactions this week, the acquisition of OnePoint and the combination of DSL assets with Northpoint, which will increase long-term growth. These transactions will have a dilutive effect on earnings growth, mainly in 2001, and Verizon anticipates that its 9.5-11.5 percent target will be reduced to the 5-6 percent range as a result.

Verizon News Release, page 2



     Finally, Verizon expects to record charges in future periods through 2003 totaling approximately $2 billion before taxes for merger transition costs, including the costs of systems integration, branding, real estate consolidation and relocation. Verizon will exclude these charges from adjusted earnings.

                                    Synergies

     Verizon's initial synergy targets for the third year after the merger's completion have been revised to reflect the separation of Genuity. The initial figures, which include synergies to be gained from the formation of Verizon Wireless, were $2.7 billion a year in incremental revenue gains and $2.3 billion in annual expense savings. The company now targets $1.5 billion in incremental revenue gains and $2.0 billion in annual expense savings.

     Although the separation of Genuity lowers the absolute level of revenue synergies in the short term, Verizon is maintaining its 8-10 percent target for annual revenue growth. And while the separation of Genuity lowers annual expense savings by approximately $500 million, Verizon has committed to obtaining another $200 million in other areas.

                              Capital Expenditures

     Verizon anticipates that capital spending for wireline, wireless and international operations will total approximately $18 billion in 2000, an increase of approximately $5 billion over combined Bell Atlantic-GTE spending in 1999. Approximately $1.5 billion of the increase is due to the inclusion of Vodafone AirTouch and PrimeCo Personal Communications properties in Verizon Wireless capital spending in 2000. The incremental increase in wireless capital expenditures is approximately $1 billion. Telecom network expenditures on data, DSL and strong demand growth account for the remainder of the increase. The company anticipates that, given its current business outlook, future increases in capital spending will be modest.

     Verizon Communications (NYSE:VZ), formed by the merger of Bell Atlantic and GTE, is one of the world's leading providers of communications services. Verizon companies are the largest providers of wireline and wireless communications in the United States, with 95 million access lines and 25 million wireless customers. A Fortune 10 company with more than 260,000 employees and approximately $60 billion in 1999 revenues, Verizon's global presence extends to 40 countries in the Americas, Europe, Asia and the Pacific. For more information on Verizon, visit www.verizon.com.

                                      ####

Verizon News Release, page 4

ON THE INTERNET: Verizon news releases, executive speeches and biographies, news media contacts and other information are available at Verizon's News Center on the World Wide Web (www.verizon.com/news). To receive news releases by email, visit the News Center and register for personalized automatic delivery of Verizon news releases.

NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions in the markets served by us or by companies in which we have substantial investments; material changes in available technology; the final outcome of federal, state, and local regulatory initiatives and proceedings, including arbitration proceedings, and judicial review of those initiatives and proceedings, pertaining to, among other matters, the terms of interconnection, access charges, universal service, and unbundled network element and resale rates; the extent, timing, success, and overall effects of competition from others in the local telephone and toll service markets; the timing and profitability of our entry into the in-region long distance market; our ability to combine former Bell Atlantic and GTE operations, satisfy regulatory conditions and obtain revenue enhancements and cost savings following the merger; the profitability of our entry into the nationwide broadband access market, including the impact of our transaction with Northpoint Communications; the ability of Verizon Wireless to combine operations and obtain revenue enhancements and cost savings; and our ability to convert our ownership interest in Genuity Inc. into a controlling interest consistent with regulatory conditions, and Genuity's ensuing profitability.